                                                            EXHIBIT 4.2

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT is made as of the 1st day of November, 1999, by and between Fusion Medical Technologies, Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, with its principal offices at 1615 Plymouth Street, Mountain View, California 94043, and the purchaser whose name and address is set forth on the signature page hereof (the "Purchaser").

     IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

     SECTION 1.  Authorization of Sale of the Shares. Subject to the terms and
                 -----------------------------------
conditions of this Agreement, the Company has authorized the sale of up to 1,200,000 shares of common stock (the "Shares"), par value $0.001 per share (the "Common Stock"), of the Company.

     SECTION 2.  Agreement to Sell and Purchase the Shares.  At the Closing (as
                 -----------------------------------------
defined in Section 3), the Company will sell to the Purchaser, and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the number of Shares (at the purchase price) shown below:

                                                      Price Per
      Number Shares to Be                             Share In                          Aggregate
         Purchased                                     Dollars                            Price
         ---------                                    --------                            -----
      ________________                            __________________                 _________________

     The Company proposes to enter into agreements in substantially identical form to this Agreement with certain other Purchasers for Shares (the "Other Purchasers") and expects to complete sales of Shares to them. The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the "Purchasers," and this Agreement and the agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the "Agreements." The term "Placement Agent" shall mean Stephens Inc.

SECTION 3.  Delivery of the Shares at the Closing.  The completion of the
            -------------------------------------
purchase and sale of the portion of the Shares to be purchased by Purchaser (the "Closing") shall occur as soon as practicable and as agreed by the parties hereto following notification by the staff of the Securities and Exchange Commission (the "Commission") to the Company of the staff's willingness to grant acceleration of effectiveness of the registration statement to be filed by the Company pursuant to Section 6.1 hereof (the "Registration Statement") at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California at such time and date to be agreed upon by the Company and the Placement Agent (the "Closing Date") and of which the Purchasers will be notified by facsimile transmission or otherwise.

     At the Closing, the Company shall deliver to the Purchaser one or more stock certificates registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing, representing the number of Shares set forth in Section 2 above. The name(s) in which the stock certificates are to be registered are set forth in the Stock Certificate Questionnaire attached hereto as part of Appendix I. The Company's obligation to complete the purchase and sale of the Shares and deliver such stock certificate(s) to the Purchaser at the Closing shall be subject to the following conditions: (a) receipt by the Company of same-day funds in the full amount of the purchase price for the Shares being purchased hereunder; (b) completion of the purchases and sales under the Agreements with all of the Other Purchasers; and (c) the accuracy of the representations and warranties made by the Purchaser as if made on the day of such Closing and the fulfillment of those undertakings of the Purchaser to be fulfilled prior to the Closing. The Purchaser's obligation to accept delivery of such stock certificate(s) and to pay for the Shares evidenced thereby shall be subject only to the following conditions: (a) the staff of the Commission having notified the Company of the staff's willingness to accelerate the effectiveness of the Registration Statement on or prior to the 60th day after the date the Registration Statement was filed by the Company; and (b) the accuracy in all material respects of the representations and warranties made by the Company herein and the fulfillment in all material respects of those undertakings of the Company to be fulfilled prior to Closing. The Purchaser's obligations hereunder are expressly not conditioned on the purchase by any or all of the Other Purchasers of Shares that they have agreed to purchase from the Company.

         3.1   Legal Opinion.  At the Closing, Wilson Sonsini Goodrich & Rosati,
               -------------
counsel to the Company, will deliver its legal opinion to the Purchasers in the form and substance reasonably satisfactory to the Placement Agent.

    SECTION 4. Representations, Warranties and Covenants of the Company.  The
               ---------------------------------------------------------
Company hereby represents and warrants to, and covenants with, the Purchaser, as of the date hereof, as follows:

         4.1   Organization and Standing. The Company is a corporation duly
               -------------------------
organized and validly existing under the laws of the State of Delaware and is in good standing under such laws. The Company has all requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation in the State of California. Such qualification is not presently required in any other jurisdiction where a failure to so qualify would have a material adverse effect on the business, financial position, or results of operations of the Company ("Material Adverse Effect").

         4.2   Capitalization. The authorized capital stock of the Company
               --------------
consists of 50,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. 9,104,716 shares of Common Stock are issued and outstanding. No shares of Preferred Stock are issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. Options to purchase 1,259,267 shares of the Company's Common Stock are outstanding under the Company's 1993 Stock Option Plan and 467,621 shares are available for future grant. 56,668 options to purchase shares of the Company's Common Stock are outstanding under the Company's 1996 Director Option Plan and 60,800 shares are available for future grant. The Company has issued 90,141 shares of Common Stock under its Employee Stock Purchase Plan and 189,859 shares are available for future issuance. The Company also has warrants outstanding for 12,785 shares of its Common Stock. Except as disclosed in the Company SEC Documents (as defined below), there are no other options, warrants, conversion privileges, or preemptive or other rights or agreements presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the capital stock or other securities of the Company.

         4.3   Authority. The Company has full power and authority to execute
               ---------
and deliver this Agreement, and to consummate the transactions contemplated by this Agreement. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the execution and delivery of, and the consummation of the transactions contemplated by this Agreement and the performance of all obligations of the Company under this Agreement has been taken. This Agreement, upon execution and delivery by the Company and assuming the due and proper execution and delivery by Purchaser, constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.

         4.4   Valid Issuance of Common Stock. The Common Stock to be sold
               ------------------------------
hereby has been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Common Stock by the Company pursuant to this Agreement. No stockholder of the Company has any right (which has not been waived or has not expired by reason of lapse of time following the notification of the Company's intent to file the Registration Statement) to request or require the Company to register the sale of any shares owned by such stockholder under the Securities Act of 1933, as amended (the "Securities Act"), in the Registration Statement.

         4.5   Governmental Consents. Other than compliance with the Securities
               ---------------------
Act and other state or federal securities laws, and such filings as may be required to be made under such laws or with the National Association of Securities Dealers (the "NASD"), no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement.

         4.6   Conflicts. The execution and delivery of this Agreement will not
               ---------
conflict with or result in a material breach of the terms, conditions or provisions of, or constitute a material default under, any material contract, material covenant or material instrument under which the Company is now obligated.

         4.7   SEC Documents; Material Contracts; Financial Statements. The
               -------------------------------------------------------
Company has filed each statement, annual, quarterly and other report, registration statement and definitive proxy statement ("Company SEC Documents") required to be filed (other than preliminary material) by the Company with the SEC subsequent to June 6, 1996 (the date of effectiveness of the Company's registration statement on Form S-1 for the Company's initial public offering of its Common Stock). As of their respective filing dates, the Company SEC Documents complied in all material respects with the requirements of the Act or the Securities Exchange Act of 1934 (the "1934 Act"), as the case may be, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by any subsequently filed Company SEC Document. The Company's Registration Statement on Form S-1, which became effective on April 1, 1999, and the Company SEC Documents, include certain contracts as required by the SEC's rules and regulations. Neither the Company nor any of its subsidiaries, nor to the Company's knowledge, any other party is in breach of or default under any of such contracts, except as to breaches or defaults which, in any single case or in the aggregate would not have a Material Adverse Effect.

     The financial statements of the Company and the notes thereto included in the Company SEC Documents (collectively, the "Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of the Company and any subsidiaries at the dates thereof and the consolidated results of operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).

         4.8   Changes. Since June 30, 1999 (the date of the most recent
               -------
Financial Statements), there has not been any event or condition of any character that would reasonably likely result in a Material Adverse Effect (as such business is presently conducted and as it is proposed to be conducted).

         4.9   Litigation. There is no pending or, to the Company's knowledge,
               ----------
threatened lawsuit, administrative proceeding, arbitration, labor dispute or governmental investigation ("Litigation") to which the Company is a party or by which any material portion of its assets, taken as a whole, may be bound and which Litigation, if adversely determined, would have a Material Adverse Effect.

         4.10  Disclosure. The Company has fully delivered or made available to
               ----------
the Purchasers or their counsel all of the information (including the Company SEC Documents) that the Company reasonably believes is necessary for such Purchasers' purchase decision. Neither this Agreement nor any agreement, instrument or other documents delivered by the Company to the Purchasers in connection herewith or filed with the SEC subsequent to June 6, 1996, when read together, contains any untrue statement of a material fact, or, to the knowledge of the Company, omits to state a material fact necessary to be stated to make the statements contained herein or therein not misleading in light of the circumstances in which they were made.

         4.11  Offering Materials. The Company has not distributed and will not
               ------------------
distribute prior to the Closing Date any offering material in connection with the offering and sale of the Shares other than the Private Placement Memorandum or any amendment or supplement thereto. The Company has not nor will it take any action independent of the Placement Agent to sell, offer for sale or solicit offers to buy any securities of the Company which would reasonably be expected to cause the offer or sale of the Shares, as contemplated by this Agreement, to not be exempted from the provisions of Section 5 of the Securities Act.

         4.12  Year 2000 Compliance. The Company has reviewed its operations to
               --------------------
evaluate the extent to which the business or operations of the Company might be affected by the Year 2000 computer problem. As a result of such internal review, the Company does not believe that Year 2000 computer related problems will have a Material Adverse Effect.

  SECTION 5.   Representations and Warranties of the Purchasers.  Each Purchaser
               ------------------------------------------------
hereby represents and warrants to, and covenants, that:

         5.1   Authorization. Purchaser has full power and authority to execute
               -------------
and deliver, and to consummate the transactions contemplated by the Closing and this Agreement. All corporate action on the part of such Purchaser, its officers, directors and stockholders necessary for (i) the execution and delivery of, and the consummation of the transactions contemplated by, this Agreement, and (ii) as of the Closing, the performance of all obligations of such Purchaser under this Agreement, has been taken. This Agreement, upon execution and delivery by such Purchaser and assuming the due and proper execution and delivery by the Company, constitutes a legal, valid and binding obligation of such

Purchaser, enforceable in accordance with its terms, except as may be limited by
(i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of equitable remedies.

         5.2   Purchase Entirely for Own Account. This Agreement is made with
               ---------------------------------
each Purchaser in reliance upon each Purchaser's representation to the Company, which by each Purchaser's execution of this Agreement, Purchaser hereby confirms, that the Common Stock to be received by such Purchaser (collectively, the "Securities") will be acquired for investment for such Purchaser's own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise taking an action that would constitute a distribution of the same.

         5.3   Disclosure of Information. Purchaser has received all the
               -------------------------
information it considers necessary or appropriate for deciding whether to purchase the Common Stock. Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Common Stock and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 4 of this Agreement or the right of Purchaser to rely thereon.

          5.4  Investment Experience. Purchaser is an investor in securities of
               ---------------------
companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Common Stock. Purchaser has not been organized for the purpose of acquiring the Common Stock.

         5.5   Accredited Purchaser. Purchaser is an "accredited investor"
               --------------------
within the meaning of Rule 501 of Regulation D, as presently in effect.

         5.6   Restricted Securities. Purchaser understands that the Securities
               ---------------------
it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, Purchaser represents that it is familiar with SEC Rule 144 or Rule 144A, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

         5.7   Further Limitations on Disposition. Without in any way limiting
               ----------------------------------
the representations set forth above, Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until:

               (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

               (b) If reasonably requested by the Company, Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

         5.8   Prospectus Delivery. The Purchaser hereby covenants with the
               -------------------
Company not to make any sale of the Shares under the Registration Statement without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied, and the Purchaser acknowledges and agrees that such Shares are not transferable on the books of the Company unless the certificate submitted to the transfer agent evidencing the Shares is accompanied by a separate officer's certificate, (i) which may be in the form of Appendix II hereto, (ii) executed by an officer of, or other authorized person designated by, the Purchaser, and (iii) to the effect that (A) the Shares have been sold in accordance with the Registration Statement and (B) the requirement of delivering a current prospectus has been satisfied. The Purchaser acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. The Purchaser hereby covenants that it will not sell any Shares pursuant to said prospectus during the period commencing at the time at which the Company gives Purchaser written notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to said prospectus and any amendments thereto. The Purchaser further covenants to notify the Company promptly of the sale of all of its Shares.

   SECTION 6.  Survival of Representations, Warranties and Agreements.
               ------------------------------------------------------
Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in the certificates for the Shares delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor.

  SECTION 7.  Legends.  Each certificate or instrument representing Shares
              -------
delivered at the Closing shall bear legends in substantially the following forms:

                        (i) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE 'SECURITIES ACT') AND ARE 'RESTRICTED SECURITIES' AS DEFINED IN RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (I) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR (II) IN COMPLIANCE WITH RULE 144, OR (III) PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SUCH SALE, OFFER OR DISTRIBUTION."

                        (ii) Any other legends required by California law or other applicable blue sky or state securities laws.

The Company need not register a transfer of any Shares, and may also instruct its transfer agent not to register a transfer of any Shares, unless the conditions specified in the foregoing legends are satisfied to the extent applicable.

   SECTION 8.  Registration of the Shares; Compliance with the Securities Act.
               --------------------------------------------------------------

8.1    Registration Procedures and Expenses.  The Company shall:

       (a) as soon as practicable after execution of this Agreement and all similar agreements with Other Purchasers, prepare and file with the Commission the Registration Statement on Form S-3 relating to the sale of the Shares by the Purchaser on the Nasdaq National Market or the facilities of any national securities exchange on which the Common Stock is then traded or in privately-negotiated transactions;

       (b) use its reasonable efforts, subject to receipt of necessary information from the Purchasers, to cause the staff of the Commission to notify the Company of the staff's willingness to grant acceleration of the effective date of the Registration Statement within 60 days after the Registration Statement is filed by the Company;

       (c) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the date on which the Shares may be resold by the Purchasers without registration by reason of Rule 144(k) under the Securities Act or any other rule of similar effect;

       (d) furnish to the Purchaser with respect to the Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such number of copies of prospectuses and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the
            Shares by the Purchaser; provided, however, that the obligation of
                                     --------  -------
            the Company to deliver copies of prospectuses to the Purchaser shall be subject to the receipt by the Company of reasonable assurances from the Purchaser that the Purchaser will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses;

       (e) file documents required of the Company for normal blue sky clearance in states specified in writing by the Purchaser; provided, however,
                                                             --------  -------
            that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented; and

       (f)  bear all expenses in connection with the procedures in paragraphs
            (a) through (e) of this Section 6.1 and the registration of the Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchasers or underwriting discounts, brokerage fees and commissions incurred by the Purchasers, if any.

8.2    Transfer of Shares After Registration.  The Purchaser agrees that it will
       -------------------------------------
not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act, except as contemplated in the Registration Statement referred to in

Section 6.1, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.

       8.3  Indemnification.  In the event any securities are included in a
            ---------------
registration statement under this Section 6:

            (a) To the extent permitted by law, the Company will indemnify and hold harmless each Purchaser and each person, if any, who controls such Purchaser within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) in connection with the sale or purchase of the Shares, any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, or the 1934 Act or any state securities law; and the Company will pay to each Purchaser or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 6.3(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any Purchaser or controlling person.

            (b) To the extent permitted by law, each Purchaser will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, and any controlling person of any such underwriter or Purchaser, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by each Purchaser expressly for use in connection with such registration; and each Purchaser will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 6.3(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 6.3(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Purchaser, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 6.3(b) exceed the gross proceeds from the offering received by such Purchaser.

            (c)  Promptly after receipt by an indemnified party under this
Section 6.3 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.3, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6.3, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.3.

            (d) If the indemnification provided for in this Section 6.3 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

            (e)  The obligations of the Company and Purchaser under this Section
6.3 shall survive the completion of any offering of securities in a registration statement under this Section 6, and otherwise.

       8.4  Termination of Conditions and Obligations.  The conditions precedent
            -----------------------------------------
imposed by Section 5 or this Section 6 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares on the date all such Shares (i) are eligible for sale under Rule 144(k), (ii) have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement, or (iii) the Company receives an opinion of counsel satisfactory in form and substance to the Company to the effect that such conditions are not necessary in order to comply with the Securities Act.

       8.5  Information Available. So long as the Registration Statement is
            ---------------------
effective covering the resale of Shares owned by the Purchaser, the Company will furnish to the Purchaser:

            (a) as soon as practicable after the Company has made such information available to the public through submission to the SEC (but in the case of the Company's Annual Report to Stockholders, within 120 days after the end of each fiscal year of the Company), one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (ii) if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-K, (iii) its Quarterly Reports on Form 10-Q, (iv) its Current Reports on Form 8-K, and (v) a full copy of the particular Registration Statement covering the Shares (the foregoing, in each case, excluding exhibits);

              (b) upon the written request of the Purchaser, all exhibits excluded by the parenthetical to subparagraph (a)(v) of this
                   Section 6.5; and

              (c) upon the written request of the Purchaser, a reasonable number of copies of the prospectuses to supply to any other party requiring such prospectuses in connection with the Purchaser's prospectus delivery requirements under the Securities Act;

and the Company, upon the reasonable request of the Purchaser, will meet with the Purchaser or a representative thereof at the Company's headquarters to discuss information relevant for disclosure in the Registration Statement covering the Shares, subject to appropriate confidentiality limitations as the Company may require.

  SECTION 9.  Broker's Fee.  The Purchaser acknowledges that the Company intends
              ------------
to pay to the Placement Agent a fee in respect of the sale of the Shares to the Purchaser. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchaser. The purchaser also acknowledges that an affiliate of the Placement Agent may have an opportunity to purchase Shares on substantially the same terms and conditions as the Purchaser and the Other Purchasers.

  SECTION 10. Notices.  All notices, requests, consents and other communications
              -------
hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

               (a)  if to the Company, to:

                    Fusion Medical Technologies, Inc.
                    1615 Plymouth Street
                    Mountain View, CA  94043
                    Attention:  Larry J. Strauss
                    Facsimile:  650-903-4081

               with a copy to:

                    Wilson Sonsini Goodrich & Rosati
                    Professional Corporation
                    650 Page Mill Road
                    Palo Alto, CA  94304
                    Attention:  Joseph D. Fuqua, Esq.
                    Facsimile:  650-493-6811

               or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

               (b) if to the Purchaser, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

   SECTION 11. Changes.  This Agreement may not be modified or amended except
               -------
pursuant to an instrument in writing signed by the Company and the Purchaser.

  SECTION 12.  Headings.  The headings of the various sections of this Agreement
               --------
have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

  SECTION 13.  Severability.  In case any provision contained in this Agreement
               ------------
should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

  SECTION 14.  Governing Law.  This Agreement shall be governed by and construed
               -------------
under the laws of the State of California as applied to agreements among California residents entered into and performed entirely within California without regard to conflict of laws principals.

  SECTION 15.  Counterparts. This Agreement may be executed in two or more
               ------------
counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


                              FUSION MEDICAL TECHNOLOGIES, INC.


                              By:_________________________________
                                 Name:
                                 Title:

     Print or Type:

                              Name of Purchaser
                               (Individual or Institution):

                              _________________________________

                               Name of Individual representing
                               Purchaser (if an Institution):

                              _________________________________

                               Title of Individual representing
                               Purchaser (if an Institution):

                              _________________________________

     Signature by:

                              Individual Purchaser or Individual
                               representing Purchaser:

                              _________________________________

                              Address:      ___________________________

                              Telephone:    ___________________________

                              Facsimile:    ___________________________

                                                            Appendix I
                                                            (one of two)

FUSION MEDICAL TECHNOLOGIES, INC.

STOCK CERTIFICATE QUESTIONNAIRE
-------------------------------

     Pursuant to Section 3 of this Agreement, please provide us with the following information:

1.   The exact name that your Shares are to be
     registered in (this is the name
     that will appear on your stock certificate(s)).
     You may use a nominee name if
     appropriate:                                           __________________


2.   The relationship between the Purchaser of the
     Shares and the Registered Holder listed in
     response to item 1 above:                              __________________


3.   The mailing address of the Registered Holder
     listed in response to item 1 above:                    __________________

                                                            __________________

                                                            __________________

                                                            __________________


4.   The Social Security Number or Tax Identification
     Number of the Registered Holder listed in response
     to item 1 above:                                       __________________

                                                                      Appendix I
                                                                    (two of two)

                       FUSION MEDICAL TECHNOLOGIES, INC.

                      REGISTRATION STATEMENT QUESTIONNAIRE
                      ------------------------------------

     In connection with the preparation of the Registration Statement, please provide us with the following information:

     1. Pursuant to the "Selling Stockholder" section of the Registration Statement, please state your or your organization's name exactly as it should appear in the Registration Statement:

     ---------------------------------------------------------------------

     2. Please provide the number of shares that you will beneficially own immediately after Closing, including those Shares purchased by you pursuant to this Agreement and those shares purchased by you or your affiliates through other transactions:


     ---------------------------------------------------------------------

     3. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?

                    _____ Yes         _____ No

     If yes, please indicate the nature of any such relationships below:

     _________________________________________________________________

     _________________________________________________________________

     _________________________________________________________________

                                                           APPENDIX II

Attention:

                   PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE
                   ------------------------------------------

     The undersigned, [an officer of, or other person duly authorized by]
_____________________________________________________________
     [fill in official name of individual or institution]

hereby certifies that he/she [said institution] is the Purchaser of the shares evidenced by the attached certificate, and as such,

sold such shares on __________________ in accordance with
                         [date]

Registration Statement number _____________________________________
                               [fill in the number of or otherwise

________________________________ and the requirement of delivering a identify Registration Statement]

current prospectus by the Company has been complied with in connection with such sale.

Print or Type:

     Name of Purchaser
     (Individual or
     Institution):       ______________________

     Name of Individual
     representing
     Purchaser (if an
     Institution)        ______________________

     Title of Individual
     representing
     Purchaser (if an
     Institution):       ______________________

Signature by:

     Individual Purchaser
     or Individual
     representing Purchaser:   ______________________